      As filed with the Securities and Exchange Commission on June 28, 2002

                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                PLC SYSTEMS INC.
             (Exact Name of Registrant as Specified in Its Charter)

YUKON TERRITORY, CANADA                                          04-3153858
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

10 FORGE PARK, FRANKLIN, MA                                         02038
(Address of Principal Executive Offices)                         (Zip Code)

                        2000 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                JAMES G. THOMASCH
                                PLC SYSTEMS INC.
                                  10 FORGE PARK
                          FRANKLIN, MASSACHUSETTS 02038
                     (Name and Address of Agent For Service)

                                 (508) 541-8800
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

===================== ========================= ====================== ====================== ======================
Title of Securities                               Proposed Maximum       Proposed Maximum
to be Registered      Amount to be Registered    Offering Price Per     Aggregate Offering          Amount of
                                                        Share                  Price            Registration Fee
--------------------- ------------------------- ---------------------- ---------------------- ----------------------
Common Stock, no
par value per share      400,000 shares(1)           $.42(2)                 $168,000(2)              $15.46
===================== ========================= ====================== ====================== ======================

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.


(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Common Stock as reported on the American Stock Exchange on June 27, 2002.

                     STATEMENT OF INCORPORATION BY REFERENCE

         Except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-37814, relating to the 2000 Employee Stock Purchase Plan.

         ITEM 8.  EXHIBITS.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.
























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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Franklin, Massachusetts, on this 28th day of June, 2002.

                                     PLC SYSTEMS INC.

                                     By:   /S/ MARK R. TAUSCHER
                                           -------------------------------------
                                           Mark R. Tauscher
                                           President and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of PLC Systems Inc., hereby severally constitute and appoint Mark R. Tauscher and James G. Thomasch, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable PLC Systems Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                              TITLE                                DATE
             ---------                              -----                                ----
 /S/ MARK R. TAUSCHER                 President, Chief Executive                    June 28, 2002
---------------------------           Officer and Director (Principal
Mark R. Tauscher                      Executive Officer)


 /S/ EDWARD H. PENDERGAST             Chairman of the Board of Directors            June 28, 2002
----------------------------
Edward H. Pendergast


 /S/ JAMES G. THOMASCH                Chief Financial Officer and                   June 28, 2002
---------------------------           Treasurer (Principal Financial
James G. Thomasch                     Officer and Principal Accounting
                                      Officer)


 /S/ DONALD E. BOBO, JR.              Director                                      June 28, 2002
-----------------------------
Donald E. Bobo, Jr.


                                      -2-




 /S/ KEVIN J. DUNN                    Director                                      June 28, 2002
---------------------------
Kevin J. Dunn


 /S/ BENJAMIN L. HOLMES               Director                                      June 28, 2002
---------------------------
Benjamin L. Holmes


 /S/ ALAN H. MAGAZINE                 Director                                      June 28, 2002
---------------------------
Alan H. Magazine


 /S/ H.B. BRENT NORTON, M.D.          Director                                      June 28, 2002
-----------------------------
H.B. Brent Norton, M.D.


                                      Director                                      June __, 2002
------------------------
Kenneth J. Pulkonik


 /S/ ROBERT I. RUDKO, PH.D.           Chief Scientist and Director                  June 28, 2002
-----------------------------
Robert I. Rudko, Ph.D.








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




                                INDEX TO EXHIBITS

Number             Description
------             -----------
4.1(1)             Certificate of Incorporation of the registrant
4.2                Articles of Continuance of the registrant, as amended
4.3(2)             By-Laws of the registrant
5.1                Opinion of Campion Macdonald
23.1               Consent of Campion Macdonald (included in Exhibit 5.1)
23.2               Consent of Ernst & Young LLP
24.1               Power of Attorney (included on the signature pages of this registration statement)
------------

(1) Incorporated by reference to the exhibits to the registrant's registration statement on Form S-1, as amended (File No. 333-48340).

(2) Incorporated by reference to the exhibits to the registrant's annual report on Form 10-K for the year ended December 31, 1999.









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